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                                                                    EXHIBIT 10.6

                               PURCHASE AGREEMENT

     This Purchase Agreement ("Agreement") is made as of July 1, 1997 by and between Splitrock Services, Inc. a Texas Corporation ("Splitrock") and Yurie Systems, Inc., a Delaware corporation ("Yurie").

     1. During the 18 months following execution of this Purchase Agreement, Splitrock will purchase a minimum of twenty million dollars ($20 million) of standard Yurie products at a discount of forty percent (40%) off of Yurie's list prices for such products, pursuant to Yurie's commercial terms and conditions. The parties shall negotiate annual purchase volume and discount levels for each subsequent year.

     2. Yurie's acceptance of Splitrock Purchase Orders shall be subject to its standard practice and policies, including credit worthiness. If Yourie does not accept a Purchase Order based on credit worthiness, Splitrock may reduce its dollar volume commitment in paragraph 1. by the dollar amount of product contained in such Purchase Order.

     3. In consideration for Splitrock's purchase commitment in paragraph 1., Yurie is also agreeing to provide additional services to Splitrock in support of the products purchased pursuant to paragraph 1, as outlined in attachment A. Such services will be provided to Splitrock pursuant to Splitrock's specifications and directions. Accordingly, Yurie makes no warranties or representations regarding these additional services, nor any warranties or representations of any products or materials, whether acquired by Yurie or Splitrock, other than Yurie's commercial warranty terms for the Yurie products purchased pursuant to paragraph 1.

     4. Splitrock agrees to pay Yurie for the additional services in paragraph 3 on a time and materials cost basis, with costs to include direct labor and material, and overhead burdens applied to both labor and material, consistent with Yurie accounting practices. Splitrock also agrees that it will pay Yurie for any and all materials purchased as part of the additional services being provided.


Dated: 18 July 1997                          SPLITROCK SERVICES, INC.



                                             By: /s/ WILLIAM WILSON
                                                 ----------------------------
                                                   William Wilson, President



Dated:                                       YURIE SYSTEMS, INC.



                                             By:
                                                 ----------------------------
                                                   Harry J. Carr, President